EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Bank of New York Company, Inc. of our report dated January 30, 2004, included in the 2003 Annual Report to Shareholders of The Bank of New York Company, Inc.

We also consent to the incorporation by reference in the following Registration Statements of The Bank of New York Company, Inc. of our report dated January 30, 2004, with respect to the consolidated financial statements of The Bank of New York Company, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003:

Registration Statement Number	Form	Description
No. 333-03811	S-3	Dividend Reinvestment and Stock Purchase Plan
No. 333-15951	S-3	Preferred Trust Securities in the amount of $700 million
No. 333-15951-01
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No. 333-15951-05
No. 333-40837	S-3	Preferred Trust Securities in the amount of $500 million
No. 333-40837-01
No. 333-40837-02
No. 333-40837-03

No. 333-62516

No. 333-62516-01

No. 333-62516-02

No. 333-62516-03

No. 333-62516-04

No. 333-70187

No. 333-70187-01

No. 333-70187-02

No. 333-70187-03

No. 333-70187-04

No. 333-89586

No. 333-89586-01

No. 333-89586-02

No. 333-89586-03

No. 333-89586-04

No. 333-103003

No. 333-103003-01

No. 333-103003-02

No. 333-103003-03

No. 333-103003-04

	S-3	Debt Securities, Preferred Stock, Common Stock, and Preferred Trust Securities in the amount of $1.6 billion

	S-3	Debt Securities, Preferred Stock, Common Stock, and Preferred Trust Securities in the amount of $1.3 billion

	S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Trust Preferred Securities in the amount of $2.4 billion

	S-3	Debt Securities, Preferred Stock,
Depositary Shares, Common Stock
Equity Purchase Contracts, Equity
Purchase Units, Warrants and Trust
Preferred Securities in the amount of $2.2 billion
No. 333-78685	S-8	Employees’ Stock Purchase Plan Employees’ Profit Sharing Plan 1993 Long-Term Incentive Plan 1999 Long-Term Incentive Plan
No. 33-56863	S-8	Employees’ Stock Purchase Plan, Employees’ Profit Sharing Plan and 1993 Long-Term Incentive Plan
No. 33-57670	S-8	Employees’ Stock Purchase Plan, Employees’ Profit Sharing Plan and 1993 Long-Term Incentive Plan
No. 33-62267	S-8	Putnam Stock Option Plan

New York, New York March 9, 2004		/s/ Ernst & Young LLP Ernst & Young LLP